ACQUISITION AGREEMENT

AND PLAN OF MERGER

AGREEMENT, made effective this 24th day of May, 2005, by and among Conforce International, Inc., a Delaware corporation, ("CNFC"), Conforce Container Corporation, an Ontario corporation ("CCC"), the persons executing this agreement (referred to collectively as "Shareholders" and individually as "Shareholder") who own all of the outstanding shares of CCC.

RECITALS

WHEREAS, CNFC a non-public, non-reporting company desires to acquire, 100% of the total outstanding capital stock of CCC;

WHEREAS, CNFC desires to acquire all of the issued and outstanding shares of common stock of CCC in exchange for 120,000,000 unissued shares of the common stock of CNFC upon Closing (the "CNFC Common Stock" or "CNFC Shares");

WHEREAS, CCC and its Shareholders agree to enter into a business combination transaction which shall result in the combination of the two entities with the former Shareholders of CCC controlling a majority of CNFC and CCC will become a wholly-owned subsidiary of CNFC; and

WHEREAS, the Merger is intended to qualify as a tax-free reorganization under Sections 368 (a)(l)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto intending to be legally bound hereby, agree as follows:

ARTICLE 1

EXCHANGE OF SECURITIES

1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, CNFC agrees to exchange the CNFC Common Stock in exchange for 100% of the outstanding common shares of CCC (the "CCC Common Stock") with the Shareholders as set forth in Exhibit A.

1.2 Exemption from Registration; Reorganization. The parties hereto intend that the CNFC Common Stock to be issued to the Shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and pursuant to applicable state statutes. The parties hereto expect this transaction to qualify as a tax-free reorganization under Sections 368 (a)(l)(B) of the Internal Revenue Code of 1986, as amended (the "Code") but no IRS ruling or opinion of counsel is being sought in connection therewith and such ruling or opinion is not a condition to closing the transactions herein contemplated.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF CCC

CCC hereby represents and warrants to CNFC that:

2.1            Organization-   CCC: is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Ontario, has all necessary corporate powers to carry on its business as now owned and operated, and is duly qualified to do business and is in good standing in each of the states and other jurisdictions where its business requires qualification.

2.2            Capital. CCC's authorized capital presently consists of unlimited shares of Common Stock, no par value, of which, as of the date hereof, 10,000 shares are issued and outstanding and no shares, warrants or options have been reserved for issuance based upon certain specified contingencies. All issued and outstanding shares have been duly authorized, validly issued and are fully paid and non-assessable, and subject to no preemptive rights of any shareholder.   In addition, there are unlimited common Class A, Class B, and Class C stock, of which, as of the date hereof, no shares have been issued or are outstanding and no shares, warrants or options have been reserved for issuance based upon certain specified contingencies.

2.3             Business Plan. The Business Plan of CCC delivered to CNFC accurately describes the business and operations of CCC. CCC has all right title and interest in future patents, formulas, trademarks, know-how, and other intellectual property discussed in such Business Plan or required to undertake the business and operations and manufacture and sell the products described in such Business Plan and is not required to pay any royalties for the use of such intellectual property to any person or entity.

2.4            Directors and Officers.  Exhibit B to this Agreement, the text of which is hereby incorporated by reference, contains the names and titles of all of the directors and officers of CCC as of the date of this Agreement,

2.5            Compliance with Laws.    CCC has substantially complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations, including, without limitation, any applicable building, zoning, environmental, employment or other law, ordinance or regulation affecting its properties, products or the operation of its business except where such non-compliance would not have a materially adverse effect on the business or financial condition of CCC.   CCC has all licenses and permits required to conduct its business as now being conducted and as contemplated in its Business Plan heretofore delivered to CNFC except where such non-compliance would not have a materially adverse effect on the business or financial condition of CCC.

2.6            Financial Statements.  CCC will deliver to CNFC, a copy of the balance sheets of CCC as at March 31, 2005. These financial statements have been prepared from the books and records of CCC, and present fairly the financial position of CCC as of March 31, 2005, and have been prepared in accordance with generally accepted accounting principles consistently applied with those used in preparing financial statements of CCC during prior fiscal periods.

2.7            Absence of Changes. Since the date of the most recent financial statements there has not been any change in the financial condition or operations of CCC, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.8            Absence of Undisclosed Liabilities. As of the date of its most recent balance sheet, CCC did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet or incurred in the ordinary course of business following the date of the last balance sheet included.

2.9            Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, CNFC and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of CCC. CCC shall make available to CNFC and/or its attorneys all books and records of CCC.  If the transaction contemplated hereby is not completed, all documents received by CNFC and/or its attorneys shall be returned to CCC and all information so received shall be treated as confidential.

2.10            Litigation. CCC is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of CCC, threatened against or affecting CCC or its business, assets or financial condition, except for matters which would not have a material affect on CCC or its properties. CCC is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.   CCC is not engaged in any lawsuits to recover any material amount of monies due to it.

2.11            Ownership of Shares.    The delivery of CCC Common Stock as contemplated herein will result in CNFC's immediate acquisition of record and beneficial ownership of 100% of CCC's capital stock, free and clear of all liens and encumbrances subject to applicable State and Federal securities laws.   Such shares were duly and validly issued, fully paid and non assessable.

2.13             Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Shareholders and CCC and the performance by the Shareholders of the obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a material default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which CCC is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of CCC, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of CCC.

2.14             Assets.   CCC has good and marketable title to all of the properties and assets reflected on its latest balance sheet (except for property and assets disposed of in the ordinary course of business after the date thereof), free and clear of all liens and encumbrances, except as noted therein, and except for liens of taxes not delinquent.

2.15             Indemnification.   Shareholders (severally in proportion to their shares in CCC as set forth in Exhibit A) and CCC agree to defend and hold CNFC harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Shareholders to perform any of their respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Shareholders under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF CONFORCE INTERNATIONAL INC.

CNFC represents and warrants to CCC and the Shareholders that:

3.1               Organization. CNFC is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated, and duly qualified to do business in each of such states and other jurisdictions where its business requires such qualification.

3.2               Capital. CNFC's authorized capital presently consists of 250,000,000 of common stock at $0.0001 par value, and 5,000,000 of Preferred Stock at $0.0001 par value, of which, as of the date hereof, 1,000 shares of Common Stock and no shares of Preferred Stock have been issued.

At Closing, 120,001,000 shares of Common Stock and 0 shares of Preferred Stock will be issued and outstanding. All of the issued and outstanding shares will be duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating CNFC to issue or to transfer from treasury any additional shares of its capital stock of any class or repurchase any such shares.

3.3             Business. On or before the closing CNFC shall have no operations.

3.4             Financial Statements. CNFC will deliver to CCC to a copy of the statement of account of CNFC as known to the current officers and directors of CNFC at March 31, 2005. To the best of our knowledge and information, CNFC has had no operations for more than three years. These financial statements have been prepared from the books and records of CNFC for the fiscal year then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied with those used in preparing financial statements of CNFC during prior fiscal periods.

3.5             Absence of Changes.   Since the date of the Balance Sheet there has not been any change in the financial condition or operations of CNFC.

3.6             Absence of Undisclosed Liabilities. As of the date of the Balance Sheet CNFC did not have any material.

3.7             Tax Returns. Within the times and the manner prescribed by law, CNFC has filed all federal and state tax return, as required by law, and has paid all taxes, assessments and penalties due and payable.  There are no present disputes as to taxes of any nature payable by CNFC. Adequate provision has been made on the Balance Sheet for all taxes of CNFC as of the date thereof.

3.8             Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Shareholders shall have the opportunity to meet with CNFC's accountants to discuss the financial condition of CNFC.  CNFC shall make available to Shareholders all books and records of CNFC in its possession and control.

3.9             Compliance with Laws. CNFC has complied with all, and is not in violation of any, applicable federal, provincial or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, environmental or other law, ordinance, or regulation) affecting its properties or the operation of its business, except where non-compliance would not have a materially adverse effect on the business or operations of CNFC.

3.10            Litigation.    CNFC is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of CNFC, threatened against or affecting CNFC or its business, assets, or financial condition.

3.11            Authority.  The Board of Directors of CNFC has authorized the execution of this Agreement and the transactions contemplated herein, and when approved by the shareholders of CNFC it will have full power and authority to execute, deliver and perform this Agreement and this Agreement will be the legal, valid and binding obligation of CNFC, is enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

3.12            Ability to Carry Out Obligations. The execution and delivery of this Agreement by CNFC and the performance by CNFC will not conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which CNFC is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of CNFC, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of CNFC.

3.13             Title. The shares of CNFC stock to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims encumbrances and restrictions of any kind.  None of such shares of CNFC stock are or will be subject to voting trusts or agreements, no person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement CNFC is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement There is no applicable local, state or federal law rule, regulation or decree which would, as a result of the issuance of the shares of CNFC stock, impair, restrict or delay any voting rights with respect to the shares of CNFC stock.

3.14             National Quotation Bureau Pink Sheet Listing. CNFC is not currently listed on the National Quotation Bureau Pink Sheets Board ("Pink Sheets").

3.15             Indemnification. 'CNFC agrees to indemnify, defend and hold Shareholders and CCC harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by CNFC to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by CNFC under this Agreement

ARTICLE 4

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

4.1            Share Ownership. The Shareholders hold shares of CCC Common Stock as set forth in Exhibit A hereto.  The shares are owned of record and are held beneficially by each holder thereof, and such shares are not subject to any lien, encumbrance or pledge. Each Shareholder has the authority to exchange such shares pursuant to this Agreement.

4.2            Investment Intent Each Shareholder understands and acknowledges that the shares of CNFC Common Stock are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 (the "Securities Act") for non-public offerings; and each Shareholder makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of each Shareholder as a purchaser of securities.

(a)              The CNFC Shares are being acquired solely for the account of each Shareholder, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the CNFC Shares.

(b)              Each Shareholder agrees not to dispose of his CNFC Shares or any portion thereof unless and until counsel for CNFC shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933 (the "1933 Act") or any applicable state securities laws, or the rules and regulations thereunder.

(c)              Each Shareholder acknowledges that CNFC has made all documentation pertaining to all aspects of CNFC and the transaction herein available to him/her and to his/her qualified representative(s), if any, and has offered such person or persons an opportunity to discuss CNFC and the transaction herein with the officers of CNFC.

4.3            Shareholders land Issued Stock.   Exhibit A annexed hereto sets forth the names, shareholdings and consents of 90% of CCC shareholders to this transaction.

4.4            Indemnification.   Each Shareholder recognizes that the offer of CNFC Shares to him/her is based upon his/her representations and warranties set forth and contained herein and hereby agrees to indemnify and hold harmless CNFC against all liability, costs or expenses (including reasonable attorney's fees) arising as a result of any misrepresentations made herein by such Shareholder.

4.5            Restrictive Legend.   Each Shareholder agrees that the certificates evidencing the CNFC Shares acquired pursuant to this Agreement will have a legend placed thereon which will restrict the sale of said shares for times and upon conditions that are subject to federal and state securities laws.

ARTICLE 5

PRE-CLOSING COVENANTS

5.1 Conduct of Business- Prior to the Closing, CCC and CNFC shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither CCC or CNFC shall amend (unless otherwise stated) its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

ARTICLE 6

POST-CLOSING COVENANTS

6.1             For the one year following the Closing herein;

(a) Change of Shares. CNFC will not decrease its outstanding common stock to less than 100,000,000 shares by reverse stock split, combination, reclassification or other similar event for one year following the Closing herein.

(b) Issue of Additional Shares. Issuance and sales of CNFC's securities to affiliated investors will be on the same terms as offered to non-affiliated investors and shall be for fair market value, which may include a reasonable discount to the quoted price published on the Pink Sheets.

(c) No Interference or Denial of Shares. Post closing, the management of CNFC will not challenge the ownership rights of any existing shareholders at the time of closing or in any manner interfere with their right to transfer the same.

6.2             Prompt resignation of officers and directors; not applicable.

6.3             Benefit for all CNFC Shareholders; The foregoing provisions of this Article 6 are expressly set forth for the benefit of all shareholders of CNFC and may not be amended or waived. Any shareholder damaged by a violation of these provisions shall have the right to seek an injunction and/or damages, including reasonable attorneys' fees, for such violation.

6.4             Maintain Listing: Upon the closing the undersigned management agrees to maintain the listing of the Company on the OTC-Pink Sheets or higher exchange to the best of its ability.

6.5            Anti-dilution Clause: After the Closing Date, CNFC agrees that the Shares of Marino Kulas shall not be subject to dilution in any manner without the express written consent of Marino Kulas and during such period, CNFC or its successor shall take no action, directly or indirectly, to dilute or attempt to dilute the Shares issued to Marino Kulas. If, with the express written consent of Marino Kulas, additional treasury shares of the common stock of CNFC are issued, then the same number of free trading shares, if applicable at time of issue, shall be issued to Marino Kulas to maintain his pro rata percentage prior to additional issuance of such shares.

ARTICLE 7

  CONDITIONS PRECEDENT TO CNFC'S PERFORMANCE

7.1            Conditions.  CNFC's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. CNFC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by CNFC of any other condition of or any of CNFC's other rights or remedies, at law or in equity, if Shareholders shall be in default of any of their representations, warranties, or covenants under this Agreement

7.2            Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Shareholders in this Agreement or in any written statement that shall be delivered to CNFC by Shareholders under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

7.3            Performance. Shareholders shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

7.4            Absence of Litigation.   No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against CCC on or before the Closing Date.

7.5            Acceptance by CCC, Shareholders.   The holders of an aggregate of not less than 90% of the issued and outstanding shares of common stock of CCC shall have agreed to exchange their shares for shares of CNFC Common Stock.

7.6            Certificate. Shareholders shall have delivered to CNFC a certificate, dated the Closing Date, certifying that each of the conditions specified in Sections 7.2 through 7.5 hereof have been fulfilled.

ARTICLE 8

CONDITIONS PRECEDENT TO SHAREHOLDERS' PERFORMANCE

8.1             Conditions. Shareholders' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 8. Shareholders may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Shareholders of any other condition of or any of Shareholders' rights or remedies, at law or in equity, if CNFC shall be in default of any of its representations, warranties, or covenants under this Agreement.

8.2             Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by CNFC in this Agreement or in any written statement that shall be delivered to Shareholders by CNFC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

8.3            Performance.     CNFC shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

8.4            Absence of Litigation.   No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against CNFC on or before the Closing Date.

8.5            Conversion of Notes Payable.  None.

8.6            Agreement concerning Liabilities.  CNFC shall have entered into an agreement to reduce its liabilities incurred in its operations prior to the closing on terms satisfactory to Shareholders.

8.6            Officers' Certificate. CNFC shall have delivered to Shareholders a certificate, dated the Closing Date and signed by the President of CNFC certifying that each of the conditions specified in Sections 8.2 through 8.5 have been fulfilled.

ARTICLE 9 CLOSING

9.1              Closing. The Closing of this transaction shall be held at the offices of CNFC, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. In event the Closing herein has not been completed by June 15, 2005 any party hereto may terminate this agreement and in such event this agreement shall be null and void. At the Closing:

(a)              Each Shareholder shall present the certificates representing his shares of CCC being exchanged to CNFC, and such certificates will be duly endorsed.

(b)              Each Shareholder shall receive a certificate or certificates representing the number of shares of CNFC Common Stock for which the shares of CCC common stock shall have been exchanged.

(c)              CNFC shall deliver an officer's certificate, as described in Section 8.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of CNFC are true and correct as of, or have been fully performed and complied with by, the Closing Date.

(d)             CNFC shall deliver a signed consent and/or Minutes of the Directors of CNFC approving this Agreement and each matter to be approved by the Directors of CNFC under this Agreement.

(e)             Marino Kulas shall deliver a certificate, as described in Section 7.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Shareholders are true and correct as of, or have been fully performed and complied with by, the Closing Date, with the exception that the warranty as to ownership of shares by other Shareholders is qualified to the best of their knowledge and belief.

ARTICLE 10 MISCELLANEOUS

10.1            Captions.   The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

10.2            No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

10.3            Non-Waiver.   Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

10.4            Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

10.5            Non-competition Agreement.    Each of the Shareholders hereby jointly and severally agrees that for a period of three (3) years following the Closing herein, that they will not, directly or indirectly:

(a)          Own, operate, manage or be involved in any manner with any business that competes in any way, either directly or indirectly, with CCC;

(b)          Solicit or contact any customers or former customers of CCC in connection with a business in competition with CCC;

(c)          Reveal, disclose or use for any purpose, any trade secret, or other confidential or proprietary information concerning CCC, or the identity or characteristics of any customer, former customer or customer list; or

(d)          Solicit the services in any manner, or employ any employees of CCC for competing employment or otherwise.

10.6            Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, supersedes all prior agreements and understandings, and constitutes a complete and exclusive statement of the agreements, responsibilities, representations and warranties of the parties.

10.7            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

10.8            Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or delivered by a national courier service, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To CNFC:       Marino Kulas
To CCC:        Marino Kulas
To Shareholders:     To the Shareholder's Representative c/o CCC

10.9            Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

10.10          Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

10.11         Announcements. CNFC and Shareholders will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

10.12          Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

10.13          Brokerage. CCC, CNFC and Shareholders each represent that no finder, broker, investment banker or other similar person has been involved in this transaction.   Each party agrees to indemnity and hold the others harmless from payment of any brokerage fee, finder's fee or commission claimed by any other person or entity who claims to have been involved in the transaction herein because of an association with such party.

10.14          Survival   of Representations   and   Warranties. The representations and warranties of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing irrespective of any investigation made by or on behalf of any party for a period of one year.

10.15          Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including" any items referenced therein or required to be attached thereto.  Any material changes to the Exhibits shall be immediately disclosed to the other party.

10.16         Arbitration of Disputes. Any dispute or controversy arising out of or relating to this Agreement,, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The arbitrator may grant injunctions or other relief in such dispute or controversy.   The decision of the arbitration shall be final, conclusive and binding on die parties to the arbitration.   Judgment may be entered on the arbitrator's decision in any court having jurisdiction.   Each party in such arbitration shall pay their respective costs and expenses of such arbitration and all the reasonable attorneys' fees and expenses of their respective counsel.

10.17        Choice of Law. This Agreement and its application shall be governed by the laws of the State of Delaware.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives, all as of the date first written above.

Conforce International, Inc.

By:
Marino KuIas, President and CEO

Conferee Container Corporation
By:
Marino Kulas, CEO& President

SHAREHOLDER CONSENT
OF
CONFORCE CONTAINER CORPORATION

THE UNDERSIGNED, each being shareholders of Conforce Container Corporation hereby represent and agree that:

a)	they own the number of shares of Conforce Container Corporation's common stock as set forth beneath their respective signature below;

b)
they covenant and agree to comply with, undertake to perform, and abide by, the various covenants, warranties and undertakings as set forth  in the foregoing Acquisition Agreement and Plan of Merger ("Agreement") made effective this 24th day of May, 2005, by and among Conforce International, Inc., Conforce Container Corporation, and the shareholders of Conferee Container Corporation;

c)
they covenant that all representations, warranties, covenants and conditions set forth in this Agreement are true and correct as of, or have been fully performed and complied with by, the Closing Date.

d)	they covenant that Brian Robertson, President of Conforce Container Corporation, will execute the Agreement on their behalf

EXECUTED on the 24th day of May, 2005 set with the respective signatures:

SHAREHOLDERS:

SHAREHOLDER CONSENT
OF
CONFORCE CONTAINER CORPORATION

THE UNDERSIGNED, each being shareholders of Conforce Container Corporation hereby represent and agree that:

a)	they own the number of shares of Conforce Container Corporation's common stock as set forth beneath their respective signature below;

b)
they covenant and agree to comply with, undertake to perform, and abide by, the various covenants,  warranties and undertakings as  set forth in the foregoing Acquisition Agreement and Plan of Merger ("Agreement") made effective this 24th day of May, 2005, by and among Conforce International, Inc., Conforce Container Corporation, and the shareholders of Conforce Container Corporation;

c)
they covenant that all representations, warranties, covenants and conditions set forth in this Agreement are true and correct as of, or have been fully performed and complied with by, the Closing Date.

d)	they covenant that Marino Kulas. President of Conforce Container Corporation, will execute the Agreement on their behalf

EXECUTED on the 24th day of May, 2005 set with the respective signatures:

SHAREHOLDERS:

ELIO GUGLIETTI

SHAREHOLDER CONSENT

OF

CONFORCE CONTAINER CORPORATION

THE UNDERSIGISED, each being shareholders of Conforce Container Corporation hereby represent and agree that:

a)	they own the number of shares of Conforce Container Corporation's common stock as set forth beneath their respective signature below;

b)
they covenant and agree to comply with, undertake to perform, and abide by, the various covenants, warranties and undertakings as set forth in the foregoing Acquisition Agreement and Plan of Merger ("Agreement") made effective this 24th day of May, 2005, by and among Conforce International, Inc., Conferee Container Corporation, and the shareholders of Conferee Container Corporation;

c)
they covenant that all representations, warranties, covenants and conditions set forth in this Agreement are true and correct as of, or have been fully performed and complied with by, the Closing Date.

d)	they covenant that Marino Kulas, President of Conforce Container Corporation, will execute the Agreement on their behalf

EXECUTED on the 24th day of May, 2005 set with the respective signatures:

SHAREHOLDERS:

SUSANNA CONFORTI

SHAREHOLDER CONSENT
OF
CONFORCE CONTAINER CORPORATION

THE UNDERSIGNED, each being shareholders of Conforce Container Corporation hereby represent and agree that:

a)	they own the number of shares of Conforce Container Corporation's common stock as set forth beneath their respective signature below;

b)
they covenant and agree to comply with, undertake to perform, and abide by, the various covenants, warranties and undertakings as set forth in the foregoing Acquisition Agreement and Plan of Merger ("Agreement") made effective this 24th day of May, 2005, by and among Conforce International, Inc., Conforce Container Corporation, and the shareholders of Conforce Container Corporation;

c)
they covenant that all representations, warranties, covenants and conditions set forth in this Agreement are true and correct as of, or have been fully performed and complied with by, the Closing Date.

d)	they covenant that Marino Kulas, President of Conforce Container Corporation, will execute the Agreement on their behalf

EXECUTED on the 24th day of May, 2005 set with the respective signatures:

SHAREHOLDERS:

Paul Palermo

SHAREHOLDER CONSENT

OF

CONFORCE CONTAINER CORPORATION

THE UNDERSIGNi;D, each being shareholders of Conforce Container Corporation hereby represent and agree that:

a)	they own the number of shares of Conforce Container Corporation's common stock as set forth beneath their respective signature below;

b)
they covenant and agree to comply with, undertake to perform, and abide by, the various covenants, warranties and undertakings as set forth in the foregoing Acquisition Agreement and Plan of Merger ("Agreement") made effective this 24th day of May, 2005, by and among Conforce International, Inc., Conforce Container Corporation, and the shareholders of Conforce Container Corporation;

c)
they covenant that all representations, warranties, covenants and conditions set forth in this Agreement are true and correct as of, or have been fully performed and complied with by, the Closing Date.

d)	they covenant that Marino Kulas, President of Conforce Container Corporation, will execute the Agreement on their behalf

EXECUTED on the 24th day of May, 2005 set with the respective signatures:

SHAREHOLDERS:
TONY KULAS

SHAREHOLDER CONSENT
OF
CONFORCE CONTAINER CORPORATION

THE UNDERSIGNED, each being shareholders of Conforce Container Corporation hereby represent and agree that:

a)	they own the number of shares of Conforce Container Corporation's common stock as set forth beneath their respective signature below;

b)
they covenant and agree to comply with, undertake to perform, and abide by, the various covenants,  warranties  and undertakings as  set  forth in the foregoing Acquisition Agreement and Plan of Merger ("Agreement") made effective this 24th day of May, 2005, by and among Conforce International. Inc., Conforce Container Corporation, and the shareholders of Conforce Container Corporation;

c)
they covenant that all representations, warranties, covenants and conditions set forth in this Agreement are true and correct as of, or have been fully performed and complied with by, the Closing Date.

d)	they covenant that Marino Kulas, President of Conforce Container Corporation, will execute the Agreement on their behalf

EXECUTED on the 24th day of May, 2005 set with the respective signatures:

SHAREHOLDERS:

MICHAEL MOYAL

EXHIBIT A

THE UNDERSIGNED, each being shareholders of Conforce Container Corporation hereby represent that they own the number of shares of Conforce Container Corporation's common stock as set forth beneath their respective signature below and further covenant and agree to comply with, undertake to perform, and abide by, the various covenants, warranties and undertakings as set forth in die foregoing Acquisition Agreement and Reorganization Plan made effective this 24th day of May, 2005, by and among Conforce International, Inc., Conforce Container Corporation, and the shareholders of Conforce Container Corporation.

EXECUTED on the date set forth below the respective signatures:

SHAREHOLDERS:

Name; Marino Kulas
Number of Shares:
Date:

EXHIBIT B

OFFICERS AND DIRECTORS

Marino Kuliis                            CEO, President, Secretary, Director

CERTIFICATE

To:      Conforce International, Inc.

Re: Acquisition Agreement and Plan of Merger dated 24th day of May 2005 by and among Conforce International, Inc. and Conforce Container Corporation (the "Agreement")

The undersigned hereby certifies that he is the President of Conforce Container Corporation, an Ontario corporation (the "Company"), and as such they are authorized to execute and deliver this Certificate; and the further certifies that:

(a) All representations, warranties, covenants and conditions set forth in this Agreement on behalf of the Company are true and correct as of, or have been fully performed and complied with by, the Closing Date.

All capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS THEREOF, the undersigned has hereunder signed his name this 24th day of May, 2005.

Name; Marino Kulas

RESOLUTIONS OF THE BOARD OF DIRECTORS
OF
CONFORCE INTERNATIONAL, INC.
(the "Corporation")

The undersigned, being all of the directors of Conforce International, Inc., a Delaware corporation (the "Corporation") hereby consent to the adoption of the following resolution by written consent without a meeting effective the 24th day of May, 2005.

ENABLING RESOLUTION

RESOLVED that the Acquisition Agreement and Plan of Merger with Conforce Container Corporation (the "Agreement"), a copy of which is attached hereto is hereby approved and ratified and any one director is authorized to issue or transfer such shares as required pursuant to the said Agreement.

RESOLVED that any one or more directors of the Corporation is empowered and directed, in the name of and on behalf of the Corporation, to execute and sign the Agreement, these resolutions; and the officers of the Corporation are empowered and directed in the name of and on behalf of the Corporation to execute and deliver all documents, to make all payments, and to perform any other act as may be necessary from time to time to carry our the purposes and intent of these resolutions. All such acts and doings of the officers of the Corporation consistent with the purpose of this resolution arc hereby authorized, approved, ratified and confirmed in all respects.

Adopted and executed (date): 24th day of May, 2005

CERTIFICATE

To:      Conforce Container Corporation

Re: Acquisition Agreement and Plan of Merger dated 24th day of May 2005 by and among Conforce International, Inc. and Conforce Container Corporation (the "Agreement")

The undersigned hereby certifies that he is the President and Secretary of International Precious Minerals Group, Inc., a Delaware corporation (the "Company"), and as such they are authorized to execute and deliver this Certificate; and the further certifies that:

(b) All representations, warranties, covenants and conditions set forth in this Agreement on behalf of the Company are true and correct as of, or have been fully performed and complied with by, the Closing Date.

All capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them  in the Agreement.
Marino Kulas

IN WITNESS WHEREOF, the undersigned has hereunder signed his name this 24th day of May, 2005.

RESOLUTIONS OF THE BOARD OF DIRECTORS
OF
CONFORCE CONTAINER CORPORATION
(the "Corporation")

The undersigned, being all of the directors of Conforce Container Corporation, an Ontario corporation (the "Corporation") hereby consent to the adoption of the following resolution by written consent without a meeting effective the 24th day of May 2005.

ENABLING RESOLUTION

RESOLVED that the Acquisition Agreement and Plan of Merger with Conforce International, Inc. (the "Agreement"), a copy of which is attached hereto is hereby approved and ratified and any one director is authorized to issue or transfer such shares as required pursuant to the said Agreement

RESOLVED that any one or more directors of the Corporation is empowered and directed, in the name of and on behalf of the Corporation, to execute and sign the Agreement, these resolutions; and the officers of the Corporation are empowered and directed in the name of and on behalf of the Corporation to execute and deliver all documents, to make all payments, and to perform any other act as may be necessary from time to time to carry our the purposes and intent of these resolutions. All such acts and doings of the officers of the Corporation consistent with the purpose of this resolution are hereby authorized, approved, ratified and confirmed in all respects.

Adopted and executed (date): 24th day of May, 2005
Marino Kulas